Exhibit 99.1

Press Release

Contacts:	Susan Lehman Rockpoint Public Relations 510.832.6006 susan@rockpointpr.com	Cory Sindelar, Interim CFO Ikanos Communications 510.438.5330 csindelar@ikanos.com

IKANOS COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER 2006

Recent Highlights

•                  Debuts VDSL2 Residential Gateway Reference Platform for Triple Play Applications

•                  Sumitomo Electric Networks Selects Ikanos for Next Generation Broadband Equipment

FREMONT, Calif., October 26, 2006 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today reported revenue for the third quarter of 2006. “There was positive momentum this quarter that is setting the stage for growth in 2007. Ikanos’ market leadership continues, as demonstrated by record port shipments this quarter and the introduction of our 5th generation chipsets and integrated products that are designed to address the carriers’ needs for triple play and IPTV solutions,” said Dan Atler, interim CEO of Ikanos Communications. “Unfortunately our near-term financial results are disappointing. We are taking action to address those matters that are under our control. Our advanced products and substantial market position provide us with a significant advantage to benefit from increases in carrier deployments of triple play and IPTV solutions, which are likely to occur by early next year.”

Financial Highlights

Revenue in the third quarter of 2006 was $36.7 million, a sequential decrease of 11% from the $41.2 million reported for the second quarter of 2006 and an increase of 47% from the $25.0 million reported for the third quarter of 2005.

Ikanos reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, certain expenses incurred in connection with a common stock offering, and certain expenses resulting from the acquisition of the network processing assets of Analog Devices, Inc. and Doradus, Inc. including amortization of intangible assets, fair value adjustment of the acquired inventory, and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

GAAP net loss for the third quarter of 2006 was $3.6 million, or $0.13 per diluted share, on 27.4 million weighted average shares. This compares with a net loss of $2.2 million, or $0.08 per diluted share, on 27.1 million weighted average shares in the second quarter of fiscal 2006 and with a net income of $3.1 million, or $0.15 per diluted share, on 20.3 million weighted average shares in the third quarter of 2005.

Non-GAAP net income for the third quarter of 2006 was $2.9 million, or $0.10 per diluted share, on 28.9 million weighted average shares. This compares with non-GAAP net income of $3.0 million, or $0.10 per diluted share, in the second quarter of fiscal 2006 and with a non-GAAP net income of $5.2 million, or $0.25 per diluted share in the third quarter of 2005.

Revenue for the nine months ended September 30, 2006 was $113.7 million, an increase of 101%, compared with the $56.5 million reported for the nine months ended September 30, 2005.

GAAP net loss for the nine months ended September 30, 2006 was $7.3 million, or $0.28 per diluted share, on 26.2 million average shares outstanding. This compares with a net loss of $1.2 million, or $0.44 per diluted share, on 2.8 million average shares outstanding for the nine months ended September 30, 2005.

Non-GAAP net income for the nine months ended September 30, 2006 was $10.9 million, or $0.39 per diluted share, compared with non-GAAP net income of $4.7 million, or $0.24 per diluted share, for the nine months ended September 30, 2005. Average shares used in computing non-GAAP net income (loss) per diluted share for the nine months ended September 30, 2006 increased to 28.2 million, compared with 19.5 million for the nine months ended September 30, 2005.

Company Highlights

During the third quarter of 2006, Ikanos announced the following:

•                  The introduction of a fully integrated VDSL2 residential gateway reference platform for universal customer premises equipment (CPE) to support triple play applications. The platform — which is interoperable with ADSL2+, ADSL2, ADSL and VDSL1 — is designed to deliver the flexibility that carriers need to serve a variety of consumers, from those wanting high-value triple play services to those needing only broadband Internet access.

•                  Sumitomo Electric Networks, Inc. (SEN), one of Japan’s leading communications equipment manufacturers selected Ikanos’ Fx™100100-5 and Fx100100S-5 CO and CPE chipsets for its next generation of broadband equipment. SEN’s selection of Ikanos’ products will enable Japanese carriers to deliver high-performance, symmetric 100 Mbps bandwidth as well as POTS compatible “IP-Phone” services.

Outlook

•                  Revenue is expected to be between $21 million and $24 million in the fourth quarter of 2006.

•                  Non-GAAP gross margins* are expected to be between 40% and 43% in the fourth quarter of 2006. GAAP gross margins in the fourth quarter of 2006 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles preliminarily estimated to be in the range of $1.4 to $1.9 million, and charges related to stock-based compensation expense in accordance with FAS123R.

•                  Non-GAAP operating expenses are expected to be in the range of $16.0 to $17.0 million in the fourth quarter of 2006. GAAP operating expenses in the fourth quarter of 2006 will be higher, as they will include amortization of acquisition-related intangibles preliminarily estimated to be in the range of $0.4 to $0.5 million related to the NPA acquisition, and charges related to stock-based compensation expense in accordance with FAS123R.

•                  * The Company refers to gross margins as the result of revenue less cost of revenue divided by revenue.

Third Quarter Conference Call
Management will review the third quarter 2006 financial results and its expectations for subsequent periods at a conference call on October 26, at 2:00 p.m. Pacific Time. To listen to the call and view the accompanying slides, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial (719) 457-2681, password 1116452. The web cast will be archived and available through November 1, 2006 at http://ir.ikanos.com/ or by calling (719) 457-0820 and entering conference ID number 1116452.

About Ikanos Communications
Ikanos Communications, Inc. (NASDAQ: IKAN), develops chipsets that enable carriers to offer FiberFast™ bandwidth and high-speed network processing for enhanced triple-play services. Supporting transmission rates of up to 100 Mbps, Ikanos’ line of end-to-end silicon solutions power line terminals, CPE modems, and residential gateways for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services, including IPTV.

© 2006 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, SmartLeap, Eagle, Fusiv, CleverConnect, Ikanos Programmable Operating System, Fx, FxS, VLR and Fiber Fast are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This document contains forward-looking statements that involve risks and uncertainties concerning the Company, including the Company’s continued leadership in delivering highly integrated, end-to-end solutions for infrastructure and customer premises equipment, use of non-GAAP measures, expected financial performance for the fourth quarter of 2006, expected gross margins for the fourth quarter of 2006, expected research & development and selling, general and administrative expenses for the fourth quarter of 2006. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the continued future growth of the fiber-fast broadband market; our reliance on a small number of subcontractors to manufacture, test and assemble our products; competition and competitive factors of the fiber-fast broadband market; our dependence on a few customers; the Company’s ability to create new products and technologies; and unexpected future costs and expenses and financing requirements. For a further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that the Company files from time to time with the Securities and Exchange Commission. The Company is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue	$36,670	$25,010	$113,687	$56,539
Cost and operating expenses:
Cost of revenue	23,051	10,950	66,687	26,046
Research and development	12,912	7,108	40,011	20,530
Selling, general and administrative	5,825	3,958	17,520	11,465
Common stock offering expenses	—	—	954	—
Total cost and operating expenses	41,788	22,016	125,172	58,041
Income (loss) from operations	(5,118)	2,994	(11,485)	(1,502)
Interest income, net	1,484	77	3,788	262
Income (loss) before income taxes	(3,634)	3,071	(7,697)	(1,240)
Provision for (benefit from) income taxes	(70)	—	153	—
Income (loss) before cumulative effect of change in accounting principle, net of tax	(3,564)	3,071	(7,850)	(1,240)
Cumulative effect of change in accounting principle, net of tax	—	—	638	—
Net income (loss)	$(3,564)	$3,071	$(7,212)	$(1,240)

Basic net income (loss) per share:
Prior to cumulative effect of change in accounting principle, net of tax	$(0.13)	$0.17	$(0.30)	$(0.44)
Cumulative effect of change in accounting principle, net of tax	—	—	0.03	—
Net income (loss) per share	$(0.13)	$0.17	$(0.27)	$(0.44)
Weighted average number of shares	27,368	18,074	26,234	2,803

Diluted net income (loss) per share:
Prior to cumulative effect of change in accounting principle, net of tax	$(0.13)	$0.15	$(0.30)	$(0.44)
Cumulative effect of change in accounting principle, net of tax	—	—	0.03	—
Net income (loss) per share	$(0.13)	$0.15	$(0.27)	$(0.44)
Weighted average number of shares	27,368	20,328	26,234	2,803

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30, 2006				Three Months ended September 30, 2005
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$36,670	$—		$36,670	$25,010	$—		$25,010
Cost and operating expenses:
Cost of revenue	23,051	(139)	(a)	20,022	10,950	(56	)(a)	10,894
		(2,824)	(b)
		(66)	(c)
Research and development	12,912	(1,387)	(a)	10,737	7,108	(1,023	)(a)	6,085
		(176)	(b)
		(612)	(d)
Selling, general and administrative	5,825	(1,034)	(a)	4,555	3,958	(1,000	)(a)	2,958
		(236)	(b)
Total cost and operating expenses	41,788	(6,474)		35,314	22,016	(2,079)		19,937
Income (loss) from operations	(5,118)	6,474		1,356	2,994	2,079		5,073
Interest income and other, net	1,484	—		1,484	77	—		77
Income (loss) before income taxes	(3,634)	6,474		2,840	3,071	2,079		5,150
Provision for income taxes	(70)	—		(70)	—	—		—
Net income (loss)	$(3,564)	$6,474		$2,910	$3,071	$2,079		$5,150

Net income (loss) per shares:
Basic	$(0.13)			$0.11	$0.17			$0.28
Diluted	$(0.13)			$0.10	$0.15			$0.25
Weighted average number of shares:
Basic	27,368			27,368	18,074			18,074
Diluted	27,368			29,216	20,328			20,328

Notes:

		Three Months Ended September 30,
		2006	2005
(a)	Stock-based compensation	$(2,560)	$(2,079)
(b)	Amortization of acquired intangible assets	(3,236)	—
(c)	Fair value adjustment of acquired inventory	(66)	—
(d)	Acquired in-process research and development	(612)	—
	Total Non-GAAP Adjustments	$(6,474)	$(2,079)

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30, 2006				Nine Months ended September 30, 2005
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$113,687	$—		$113,687	$56,539	$—		$56,539
Cost and operating expenses:
Cost of revenue	66,687	(238)	(a)	60,755	26,046	(179)	(a)	25,867
		(4,671)	(b)
		(1,023)	(c)
Research and development	40,011	(3,250)	(a)	32,695	20,530	(2,710)	(a)	17,820
		(554)	(b)
		(3,512)	(d)
Selling, general and administrative	17,520	(2,643)	(a)	13,010	11,465	(3,070)	(a)	8,395
		(1,867)	(b)
Common stock offering expenses	954	(954)	(e)	—	—			—
Total costs and operating expenses	125,172	(18,712)		106,460	58,041	(5,959)		52,082
Income (loss) from operations	(11,485)	18,712		7,227	(1,502)	5,959		4,457
Interest income and other, net	3,788	—		3,788	262	—		262
Income (loss) before income taxes	(7,697)	18,712		11,015	(1,240)	5,959		4,719
Provision for income taxes	153	—		153	—	—		—
Income (loss) before cumulative effect of change in accounting principle	(7,850)	18,712		10,862	(1,240)	5,959		4,719
Cumulative effect of change in accounting principle, net of tax	638	(638)	(f)	—	—	—		—
Net income (loss)	$(7,212)	$18,074		$10,862	$(1,240)	$5,959		$4,719

Net income (loss) per shares:
Basic	$(0.27)			$0.41	$(0.44)			$1.68
Diluted	$(0.27)			$0.38	$(0.44)			$0.24
Weighted average number of shares:
Basic	26,234			26,234	2,803			2,803
Diluted	26,234			28,611	2,803			19,499

Notes:

		Nine Months Ended September 30,
		2006	2005
(a)	Stock-based compensation	$ (6,131)	$ (5,959)
(b)	Amortization of acquired intangible assets	(7,092)	—
(c)	Fair value adjustment of acquired inventory	(1,023)	—
(d)	Acquired in-process research and development	(3,512)	—
(e)	Common stock offering expenses	(954)	—
(f)	Cumulative effect of change in accounting principle, net of tax	638	—
	Total Non-GAAP Adjustments	$ (18,074)	$ (5,959)

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$111,470	$93,920
Accounts receivable, net	27,658	11,015
Inventory	11,884	9,125
Prepaid expenses and other current assets	3,068	2,235
Total current assets	154,080	116,295
Property and equipment, net	19,439	8,384
Intangible assets, net	12,362	—
Goodwill	4,800	—
Other assets	753	916
Total assets	$191,434	$125,595

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$34,914	$19,655
Other current liabilities	1,604	1,013
Total current liabilities	36,518	20,668
Long-term liabilities	1,365	951
Total liabilities	37,883	21,619
Stockholders’ equity	153,551	103,976
Total liabilities and stockholders’ equity	$191,434	$125,595